UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023 (July 24, 2023)

Save Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on Form 8-K as filed with the Securities and Exchange Commission on July 12, 2023, on July 11, 2023, Save Foods, Inc. (the “Company” or “Save Foods”), entered into a stock exchange agreement (the “Agreement”), by and among the Company, Save Foods Ltd., an Israeli company majority-owned by the Company, Yaaran Investments Ltd., an Israeli company (“Yaaran”), and NewCo, a yet-to-be formed Israeli company (“NewCo”, and together, the “Parties”). The Agreement contemplated that at Closing (as defined in the Agreement), the Company shall issue to Yaaran a number of shares of its common stock, $0.0001 par value per share (the “Common Stock”) that is equal to 19.99% of its issued and outstanding capital stock as of immediately prior to the Closing (the “Save Foods Exchange Shares”), in consideration for the issuance by NewCo to Save Foods Ltd. a number of shares representing 60% of NewCo’s share capital on a fully diluted pre-Closing basis (“NewCo Exchange Shares”). As part of the Agreement, Save Foods has committed to support NewCo’s commercialization efforts of certain technologies researched and developed together with The Government of Israel on behalf of the State of Israel, represented by the Head of the Agricultural Research Organization and the Treasurer of A.R.O., by making available up to $1.2 million in three conditional installments.

The Parties are currently taking steps to form NewCo with the required regulatory entities in the State of Israel and anticipate such formation will occur in the near term. As a result of the foregoing, on July 24, 2023, the Parties entered into and executed an amendment to the Agreement whereby the Parties mutually agreed to delay certain closing deliverables set forth in the Agreement (the “Amendment”) but agreed to proceed with the issuance of the Save Foods Exchange Shares to Yaaran at the Closing, notwithstanding that NewCo has not been formed yet. On July 27, 2023, the Parties closed the transactions set forth in the Agreement, as amended by the Amendment. Upon the Closing, Save Foods issued 1,561,051 Save Foods Exchange Shares to Yaaran, which amount represented 19.99% of Save Foods’ outstanding capital stock as of immediately prior to the Closing (and 16.66% of Save Foods’ outstanding capital stock as of immediately following the Closing), and in exchange thereof, upon the formation of NewCo, Save Foods shall be issued 4,200,000 ordinary shares of NewCo.

The Agreement and Amendment are filed as Exhibits 1.1 and 1.2 hereto, respectively, and each is incorporated herein by reference. The foregoing descriptions of the terms of the Agreement and the Amendment are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Securities Convertible or Exercisable into Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuance of the Save Foods Exchange Shares is exempt from registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder as a transaction by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Stock Exchange Agreement, by and among Save Foods, Inc., Save Foods Ltd., Yaaran Investments Ltd., and NewCo, Ltd. dated July 11, 2023 (incorporated by reference to Exhibit 1.1 of Form 8-K filed by Save Foods with the Securities and Exchange Commission on July 12, 2023)
10.2*	Amendment, by and among Save Foods, Inc., Save Foods Ltd., Yaaran Investments Ltd., and NewCo, Ltd. dated July 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Save Foods, Inc.

Date: July 28, 2023	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer